Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO TERM EMPLOYMENT AGREEMENT

This Amendment No. 1 to Term Employment Agreement (“Amendment”) is entered into as of December 21, 2023 to be made effective as of January 1, 2024 (the “Amendment Date”), by and among ENDEAVOR GROUP HOLDINGS, INC. (“EGH”), ENDEAVOR OPERATING COMPANY, LLC (“Endeavor Operating Company” or such affiliate thereof which may employ Employee from time to time (“Employer”) and SETH KRAUSS, an individual (“Employee”).

RECITALS

A.	Employee, EGH and Endeavor Operating Company are currently party to that certain Term Employment Agreement, dated as of April 19, 2021 (the “Employment Agreement”).

B.	The parties hereto desire to amend the Employment Agreement to, among other things, memorialize a modification to Employee’s position and duties, and extend the Term by one additional year.

C.	Capitalized terms not defined herein shall have the meanings set forth in the Employment Agreement.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1.	Effectiveness.

This Amendment shall be effective on the Amendment Date and, solely with respect to the terms herein and notwithstanding anything to the contrary in the Employment Agreement, the Employment Agreement is hereby modified with the modifications herein effective as of the Amendment Date (and not with respect to any period preceding the Amendment Date).

2.	Amendment.

(a) The first three sentences of Section 2 of the Employment Agreement are hereby amended and restated to read as follows:

Employer hereby agrees to employ Employee as Chief Administrative Officer and Senior Counsel to the Board of Directors and Senior Management, subject to the terms, conditions and provisions of this Agreement. Employee’s duties and responsibilities shall include oversight of the Employer Group’s Legal, Information Technology, Security, Health & Safety, and Facilities operations. Employee accepts such employment and agrees to render services as provided herein, all of which services shall be performed conscientiously and to the fullest extent of Employee’s ability. Employee shall report directly to the President or Chief Operating Officer of EGH (currently Mark Shapiro) or any successor position thereto.

(b) The reference to “Chief Legal Officer” in Section 3.5 of the Employment Agreement is hereby removed and replaced with “Chief Administrative Officer and Senior Counsel to the Board of Directors and Senior Management”.

(c) All references to “December 31, 2023” in Section 4 of the Employment Agreement are hereby removed and replaced with “December 31, 2024”, and the references to “August 31, 2023” and “January 1, 2024” in Section 4.8(c) of the Employment Agreement are hereby removed and replaced with “August 31, 2024” and “January 1, 2025”, respectively.

3.	Miscellaneous.

(a) Sections 13 through 20, 22 through 24 and 26 of the Employment Agreement shall apply to this Amendment mutatis mutandis. The Employment Agreement, as modified by this Amendment, constitutes the entire understanding between the parties with respect to the subject matter thereof and hereof and supersedes all prior negotiations, discussions, preliminary agreements, and/or any oral or written agreements.

(b) This Amendment shall be and hereby is incorporated into and forms a part of the Employment Agreement.

(c) Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

ENDEAVOR OPERATING COMPANY, LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Authorized Signatory

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Authorized Signatory

/s/ Seth Krauss
SETH KRAUSS

Signature Page to Amendment No. 1 to Term Employment Agreement